EXHIBIT 5(i)
                                                                   ------------

                              ALFRED V. GRECO PLLC
                   A Professional Limited Liability Company
                                666 Fifth Avenue
                               New York, NY 10103

Alfred V. Greco                                           Tel. 212/ 246 6550
Attorney at Law                                           Fax  212/ 582 0176


                                        November 20, 2000

SLS International Inc.
3119 South Scenic
Springfield, Missouri 65807


          Re:     SLS International Inc. (the "Company")
                  Registration Statement on Form SB-2
                  Filed with the Securities and Exchange Commission
                  -------------------------------------------------

Gentlemen:

          The undersigned has been engaged to prepare and cause the filing of a Form SB-2 Registration Statement with the Securities and Exchange Commission relating to the direct public offering by the Company of one million units, each consisting of one share of Common Stock and two warrants, a Class A Warrant and a Class B Warrant. In this connection, the undersigned has been asked to render an opinion and has been provided with copies of the Company's Certificate of Incorporation as Amended, its By-Laws, Minutes and pertinent agreements. In addition, the undersigned has been provided with the audited financial information of the Company for the year ended December 31, 1999, and with current unaudited financial information through September 30, 2000. The undersigned also engaged in numerous discussions with management and the auditors with respect to various corporate and business aspects of SLS Industries Inc.

          Based upon the foregoing, the undersigned is of the opinion that the securities being registered on Form SB-2, when issued and sold in accordance with the terms of the Registration Statement, will be legally and validly issued, fully paid and non-assessable. The undersigned consents to the use of his name and firm and to all references to either in the registration statement.


                                        Very truly yours,

                                        /s/ Alfred V. Greco

                                        Alfred V. Greco



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